As filed with the Securities and Exchange Commission on January 10, 2003.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Registration Statement
Under
The Securities Act of 1933

VISION BANCSHARES, INC.
(Name of Small Business Issuer in Its Charter)

ALABAMA	6711	63-1230752
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2201 West 1st Street
Gulf Shores, Alabama 36542
(251) 967-4212
(Address and Telephone Number of Registrant’s Principal Executive Offices)

2201 West 1st Street
Gulf Shores, Alabama 36542
(Address of Principal Place of Business)

with copies to:

J. Daniel Sizemore 2201 West 1st Street Gulf Shores, Alabama 36542 (251) 967-4212 (Name, Address and Telephone Number of Agent for Service of Process)	Michael D. Waters Balch & Bingham LLP 2 Dexter Avenue Montgomery, Alabama 36104 (334) 834-6500

Approximate date of commencement of proposed sale to the public:    As soon as practicable following the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     Registration Statement No. 333-81574

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock $1.00 par value	$249,990.00	$15.00	$12,750,000.00	$1,173.00

(1)
This registration represents the registration of an additional 16,666 shares pursuant to Rule 462(b) of the Securities Act. This registration of additional shares represents registration of oversubscribed shares.

(2)
Calculated under Rule 457(a) and (o) based upon the maximum aggregate offering price for 850,000 shares. $1,150.00 of the registration fee was included in the registration fee for Registration Statement 333-81574, which was previously paid.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
FORM SB-2, REGISTRATION STATEMENT NO. 333-81574

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinion and related consent and an accountant’s consent. Pursuant to Rule 462(b), the contents of the Registration Statement on Form SB-2 (Registration
No. 333-81574) of Vision Bancshares, Inc. (the “Company”), including the amendments and exhibits thereto and each of the documents incorporated by reference therein, declared effective on May 7, 2002 by the Securities and Exchange Commission are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulf Shores, Alabama, on the 10th day of January, 2003.

VISION BANCSHARES, INC.

/S/    J. DANIEL SIZEMORE
By:  J. Daniel Sizemore
Its:  President and
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 10, 2003.

SIGNATURE	TITLE

Warren Bannach	Director

/S/ GORDON BARNHILL, JR. * Gordon Barnhill, Jr.	Director

/S/ R.J. BILLINGSLEY, JR. * R.J. Billingsley, Jr.	Director

/S/ WILLIAM E. BLACKMON * William E. Blackmon	Chief Financial Officer and Chief Accounting Officer

J. Donald Boggus, Jr.	Director

/S/ JULIAN BRACKIN * Julian Brackin	Director

James D. Campbell	Director

/S/ JOE C. CAMPBELL * Joe C. Campbell	Director

Joey W. Ginn	Director

Charles S. Isler, III	Director

Robert S. McKean	Director

/S/ WILLIAM D. MOODY * William D. Moody	Director

/S/ PAIGE DAWSON OGLETREE * Paige Dawson Ogletree	Director

/S/ JAMES RAY OWEN, JR. * James Ray Owen, Jr.	Director

/S/ DONALD W. PEAK * Donald W. Peak	Director

/S/ RICK A. PHILLIPS * Rick A. Phillips	Director

/S/ DANIEL W. SCARBOROUGH * Daniel W. Scarborough	Director

/S/ J. DANIEL SIZEMORE J. Daniel Sizemore	Chairman and Chief Executive Officer

/S/ GEORGE W. SKIPPER, III * George W. Skipper, III	Director

/S/ THOMAS GRAY SKIPPER * Thomas Gray Skipper	Director

/S/ J. DOUGLAS WARREN * J. Douglas Warren	Director

/S/ PATRICK WILLINGHAM * Patrick Willingham	Director

Royce T. Winborne	Director

*By:	/S/ J. DANIEL SIZEMORE J. Daniel Sizemore Attorney-in-Fact January 10, 2003

EXHIBIT INDEX

Exhibit Number	Document
5.1	Opinion and consent of Balch & Bingham LLP, regarding the legality of the securities being registered.*

23.1	Consent of Morrison & Smith, LLP, Independent Certified Public Accountants.*

23.2	Consent of Balch & Bingham LLP (included in Exhibit 5.1)

24	Power of Attorney, included in the signature page of the original registration statement (File Number 333-81574) of which this registration statement is a part and incorporated herein by reference.

*	Filed herewith.